UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AKEBIA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

n/a

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Commencing on April 14, 2023, Akebia Therapeutics, Inc. plans to provide the following communication to its stockholders.

SPECIAL MEETING OF STOCKHOLDERS ADJOURNED UNTIL MAY 4, 2023

April 14, 2023

Dear Akebia Therapeutics, Inc. Stockholder:

You should have already received proxy materials related to Akebia Therapeutics, Inc.’s special meeting of stockholders which has been adjourned to May 4, 2023.

As detailed in the revised definitive proxy statement dated March 17, 2023, among the proposals stockholders are being asked to vote on is an amendment to our charter to effect a reverse stock split (the “Reverse Stock Split”) of our outstanding common stock (“Proposal 1(a)”).

We refined our strategic focus in May 2022 and have operated our business to increase value in the interest of all stakeholders: our stockholders, employees, partners, investors, and the patients we serve. We have made strides to reduce operating expenses, and support our commercial organization to increase revenue, all while actively engaged in regulatory processes to potentially secure approval for our oral hypoxia-inducible factor prolyl hydroxylase inhibitor, vadadustat, in various markets. We have executed our strategic plan for almost a year without regaining Nasdaq compliance and now are requesting you vote FOR the Reverse Stock Split to help preserve our Nasdaq listing. We believe the future success of our efforts is enhanced by the value recognized by a Nasdaq listing.

The two leading proxy advisory services, Institutional Shareholder Services (ISS) and Glass Lewis, who advise thousands of institutional investors on making informed voting decisions at annual and special meetings of stockholders, both recommend that stockholders vote FOR ALL proposals. ISS and Glass Lewis both have long histories of reviewing proxy statement proposals and making recommendations for stockholders.

Muneer Satter, previous Chairperson of the Board of Directors of Akebia until 2018 and a continuing investor, commented, “I have followed and supported Akebia for years, and I believe in the importance of maintaining the stock exchange listing. As such, I voted my shares in support of the reverse stock split and FOR ALL proposals.”

Our primary objectives in asking for the authority to affect the Reverse Stock Split is to maintain the listing of our common stock on Nasdaq and to:

•

Increase the acceptability of our common stock to long-term investors who may not find our shares attractive at their current prices due to the trading volatility often associated with stocks below certain prices; and

•

Make our common stock eligible for investment by brokerage houses and institutional investors that have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin.

If we are delisted from Nasdaq, index funds and institutions may not be able to continue to invest in our stock due to their internal policies and practices. Regaining a listing on Nasdaq is a significantly higher hurdle than maintaining a listing and would be a months’ long process.

In addition, in the event we are delisted from Nasdaq, the only established trading market for our common stock would be eliminated, and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for our shares. Delisting would likely also reduce the visibility, liquidity, and value of our common stock, reduce institutional investor interest in our company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects. We expect that it may also be harder to attract and retain talent without a listing. As such, our Board believes that effecting the Reverse Stock Split may help us avoid delisting from Nasdaq and any resulting consequences.

The Reverse Stock Split, if approved and affected, would have the result of each stockholder owning a reduced number of shares of common stock. However, the Reverse Stock Split would affect all stockholders uniformly and would not dilute any stockholder’s interest in the Company or otherwise change any stockholder’s percentage ownership interest in the Company.

We are writing to you to ask for your support for Proposal 1(a) (the Reverse Stock Split) and for the other proposals contained in the proxy materials. At this time, while a significant majority of the voted shares voted in favor of Proposal 1(a), we do not have the vote necessary to approve the Reverse Stock Split. If you have not already voted in favor of Proposal 1(a), your support would be very much appreciated. Votes already cast do not need to be re-voted to count at the special meeting.

There are three ways to vote your shares of Akebia common stock before the special meeting each only taking a few moments:

•

By Telephone – Stockholders in the United States or Canada can submit their vote by calling toll-free 1-800-690-6903 and by following the instructions provided on the proxy card or voting instruction form; please have your control number located on the enclosed proxy card or voting instruction form available when calling;

•	By Internet – Stockholders can submit their vote via internet at www.proxyvote.com; please have the control number located on the enclosed proxy card or voting instruction form available; or

•	By Mail – Stockholders can vote by mail by signing, dating and returning the enclosed proxy card or voting instruction form in the postage-paid envelope provided.

To be valid, your vote by mail, telephone or internet must be received by 11:59 p.m. (Eastern Time) on May 3, 2023, the day preceding the special meeting of stockholders.

If you need assistance in voting your shares or have questions regarding the special meeting of stockholders, please contact Akebia’s proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or by email at proxy@mackenziepartners.com.

We thank you for your continued support of Akebia.

Sincerely,

Akebia Therapeutics, Inc.

If you have questions or need assistance in voting your shares, please contact:

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

SCAN TO VIEW MATERIALS & VOTE w AKEBIA THERAPEUTICS, INC. 245 FIRST STREET VOTE BY INTERNET CAMBRIDGE, MA 02142 Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 10, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/AKBA2023SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 10, 2023.. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V14148-S62657 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AKEBIA THERAPEUTICS, INC. The Board of Directors recommends you vote FOR proposals 1(a), 1(b), 2 and 3. For Against Abstain 1a. The approval of an amendment to the company’s Ninth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the company’s outstanding common stock at a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be set within that ! ! ! range at the discretion of the company’s Board of Directors, at any time prior to the one-year anniversary of the date on which the reverse stock split is approved by the company’s stockholders at the Special Meeting. 1b. The approval of an amendment to the company’s Ninth Amended and Restated Certificate of Incorporation, as amended, to, in connection with the ! ! ! reverse stock split, decrease the number of authorized shares of the company’s common stock on a basis proportional to the reverse stock split ratio (together with Proposal 1(a), the “Reverse Stock Split Proposals”). 2. The approval of an amendment to the company’s Ninth Amended and Restated Certificate of Incorporation, as amended, to set the number of authorized shares of the company’s common stock at a number determined by calculating the product of 350,000,000 multiplied by two times (2x) the reverse ! ! ! stock split ratio, subject to approval by the company’s stockholders and the company’s implementation of the Reverse Stock Split Proposals. 3. The approval of a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote ! ! ! of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of either of the Reverse Stock Split Proposals (Proposal 1(a) or 1(b)). NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR proposal 1(a), FOR proposal 1(b), FOR proposal 2 and FOR proposal 3. If any other matters properly come before the meeting or any adjournment or postponement thereof, the person(s) named in this proxy will vote in their discretion in accordance with applicable law or rule. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com V14149-S62657 AKEBIA THERAPEUTICS, INC. Special Meeting of Stockholders April 11, 2023 10:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Nicole R. Hadas, Carolyn Rucci and David A. Spellman, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of AKEBIA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM EDT on April 11, 2023 over the Internet in a virtual meeting format, via live webcast at www.virtualshareholdermeeting.com/AKBA2023SM, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1(a), PROPOSAL 1(b), PROPOSAL 2 AND PROPOSAL 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION IN ACCORDANCE WITH APPLICABLE LAW OR RULE. Continued and to be signed on reverse side